As filed with the Securities and Exchange Commission on June 24, 2004
                                               Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

      ---------------------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
      ---------------------------------------------------------------------
                        FARMERS CAPITAL BANK CORPORATION
             (Exact name of registrant as specified in its charter)

                        KENTUCKY                      61-1017851
              State or other jurisdiction of        (I.R.S. Employer
              incorporation or organization)       Identification No.)

               P.O. Box 309, 202 W. Main St., Frankfort, KY 40602
               (Address of Principal Executive Offices) (Zip Code)

          Farmers Capital Bank Corporation Employee Stock Purchase Plan
                            (Full title of the plan)

                      G. Anthony Busseni, President and CEO
                        Farmers Capital Bank Corporation
                                  P.O. Box 309
                                 202 W. Main St.
                               Frankfort, KY 40602
                     (Name and address of agent for service)

                                 (502) 227-1668
          (Telephone number, including area code, of agent for service)


                                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Title of each                              Proposed maximum   Proposed maximum
class of securities        Amount to be    offering price     aggregate offering    Amount of
to be registered           registered      per share          price                 registration fee
-------------------------------------------------------------------------------------------------------
Common Stock,
$.125 par value per share     50,000         $31.95(1)          $1,597,500(1)           $203
-------------------------------------------------------------------------------------------------------

(1) The exercise price for options for 50,000 shares is unknown. Estimated solely for the purpose of calculating the registration fee pursuant to Rule
457(c) based on the average of the low and high prices on June 21, 2004 on the NASDAQ SmallCap Market.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II
             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 3.
Incorporation of Documents by Reference

The  following   documents  filed  by  Farmers  Capital  Bank  Corporation  (the
"Company") with the Commission are incorporated herein by reference:

     (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-14412);

     (ii) the Company's Current Report on Form 8-K dated January 16, 2004 (File No. 000-14412);

    (iii) the Company's Current Report on Form 8-K dated February 13, 2004 (File No. 000-14412);

     (iv) the Company's Current Report on Form 8-K dated April 19, 2004 (File No. 000-14412);

     (v) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (File No. 000-14412);

     (vi) those portions of the Company's definitive Proxy Statement (File No. 000-14412) for it's Annual Meeting of Shareholders held on May 11, 2004 that are incorporated by reference into Items 11, 12, 13 and 14 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-14412);

   (vii) those portions of the Company's 2003 Annual Report to Shareholders (filed along with and as Exhibit 13 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003) that are incorporated by reference into Items 5, 7, 7A, 8 and 15 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-14412); and

   (viii) the description of the Company's common stock contained in the Company's Registration Statement on Form 8-A.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.
Description of Securities

Not applicable.

Item 5.
Interests of Named Experts and Counsel

Not applicable.

Item 6.
Indemnification of Directors and Officers

A.   Mandatory Indemnification

     Article VIII of the Company's Amended and Restated Bylaws (the "Bylaws") requires the Company to indemnify any officer or director who is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (any "Proceeding") by reason of the fact that such person is or was an officer or director if:

     (1)  such officer or director conducted himself in good faith; and

     (2)  such officer or director reasonably believed:

          (i) in the case of conduct in his official capacity with the Company, that his conduct was in the best interests of the Company; and

          (ii) in all other cases, that his conduct was at least not opposed to the best interests of the Company; and

     (3) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

A director's conduct with respect to an employee benefit plan for a purpose he or she reasonably believes to be in the interest of the participants in and beneficiaries of the plan shall be conduct that satisfies the above standard of conduct requirements for indemnification under the Bylaws.

     Article VIII of the Bylaws further requires the Company to indemnify any officer or director against judgments, penalties, fines, settlements and reasonable expenses, including legal expenses, actually incurred by such officer or director in connection with the Proceeding. Nevertheless, if the Proceeding was by or in the right of the Company, indemnification shall be made only against such reasonable expenses and shall not be made in respect of any Proceeding in which the officer or director shall have been adjudged to be liable to the Company.

     The Bylaws further require that the Company advance reasonable expenses incurred by an officer or director as a party to a Proceeding with respect to which indemnity is to be provided under the Bylaws if: (1) the Company receives certain affirmations from the officer or director stating a belief that he or she has met the required standard of conduct for indemnification, (2) the Company receives a written undertaking to repay the expenses if it is ultimately determined the officer or director did not meet the requisite standard of conduct and (3) the board of directors (or other decision maker) determines that the facts then known to the board (or decision maker) would not preclude indemnification under Kentucky law.

     Determinations as to the standard of conduct are made by majority vote of a quorum of the board of directors consisting of directors not at the time parties to the Proceeding. If such a quorum cannot be obtained, the Bylaws provide for the decision to be made by a disinterested committee of the board of directors, special legal counsel or the Company's shareholders.

     For purposes of indemnification, the Bylaws define "officer" and "director" as follows:

     (1) "Officer" means any person serving as Chairman of the Board of Directors, President, Vice President, Treasurer, Secretary, Financial Officer, General Counsel or any other officer of the Company; and

     (2) "Director" means an individual who is or was a director of the Company or an individual who, while a director of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director shall be considered serving an employee benefit plan at the request of the Company if his or her duties to the Company also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.


B.  Permissive Indemnification

     Further  Section  8.3  of  the  Bylaws  states  that   notwithstanding  any
limitation imposed by the Bylaws and in addition to the indemnification requirements set forth in the Bylaws, the Company, to the full extent permitted by law, may agree by contract or otherwise to indemnify any officer or director and hold him or her harmless against any judgments, penalties, fines, settlements and reasonable expenses actually incurred or reasonably anticipated in connection with any Proceeding in which any officer or director is a party, provided the officer or director was made a party to such Proceeding by reason of the fact that he or she is or was an officer or director of the Company or by reason of any inaction, nondisclosure, action or statement made, taken or omitted by or on behalf of the officer or director with respect to the Company or by or on behalf of the officer or director in his or her capacity as an officer or director.

     Under Kentucky law, indemnification of corporate directors and officers is governed by Sections 271B.8-500 through 271B.8-580 of the Kentucky Revised
Statutes (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Kentucky corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the corporation.

C.        Insurance

     Pursuant to the authority granted to the Board in Article VIII of the Bylaws, the Company maintains insurance on behalf of all officers and directors against certain liabilities that may be asserted against them or incurred by them in their capacity or arising out of their status as an officer or director.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

The following Exhibits are filed herein:

Exhibit No.    Description


   4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998[File No. 000-14412])

   4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Annual Report of Form 10-K for the fiscal year ended December 31, 1997 [ File No. 000-14412])

   4.3 Amendments to Bylaws of the Registrant (incorporated by reference to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 [File No. 000-14412]).

    5          Opinion of Stoll, Keenon & Park, LLP

   10          Farmers Capital Bank Corporation Employee Stock Purchase Plan

  23.1 Consent of Independent Registered Public Accounting Firm (Crowe Chizek and Company LLC)

  23.2         Consent of Independent  Registered  Public  Accounting Firm (KPMG
               LLP)

  23.3         Consent of Stoll, Keenon & Park, LLP (included in Exhibit 5)

   24 Power of Attorney is included with the signature page in Part II of this filing



Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. Sec. 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Exchange Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfort, Commonwealth of Kentucky, on June 24, 2004.

                                By:      /s/ G. Anthony Busseni
                                         -------------------------------------
                                         G. Anthony Busseni
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints G. Anthony Busseni, C. Douglas Carpenter, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                            Title                              Date

/s/ G. Anthony Busseni      President, Chief Executive Officer     June 24, 2004
--------------------------  and Director (Principal Executive
G. Anthony Busseni          Officer of the Registrant)


/s/ Frank W. Sower, Jr.     Chairman                               June 24, 2004
--------------------------
Frank W. Sower, Jr.


/s/ Gerald R. Hignite       Director                               June 24, 2004
--------------------------
Gerald R. Hignite


/s/ Lloyd C. Hillard, Jr.   Director                               June 24, 2004
--------------------------
Lloyd C. Hillard, Jr.


/s/ Cecil D. Bell, Jr.      Director                               June 24, 2004
--------------------------
Cecil D. Bell, Jr.


/s/ Shelley S. Sweeney      Director                               June 24, 2004
--------------------------
Shelley S. Sweeney


                            Director                               June 24, 2004
--------------------------
Donald J Mullineaux


/s/ Harold G. Mays          Director                               June 24, 2004
--------------------------
Harold G. Mays

                            Director                               June 24, 2004
--------------------------
Dr. John D. Sutterlin


/s/ Michael M. Sullivan     Director                               June 24, 2004
--------------------------
Michael M. Sullivan


/s/ J. Barry Banker         Director                               June 24, 2004
--------------------------
J. Barry Banker


/s/ Robert Roach, Jr.       Director                               June 24, 2004
--------------------------
Robert Roach, Jr.


/s/ C. Douglas Carpenter    Vice President, Secretary and          June 24, 2004
--------------------------  CFO (principal financial and
C Douglas Carpenter         accounting officer)

                                  EXHIBIT INDEX

Exhibit No.    Description

    4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998[File No. 000-14412])

    4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Annual Report on Form 10-K for the fiscal year ended December 31, 1997 [ File No. 000-14412])

    4.3 Amendments to Bylaws of the Registrant (incorporated by reference to Quarterly Report of Form 10-Q for the quarterly period ended March 31, 2003 [File No. 000-14412]).

    5          Opinion of Stoll, Keenon & Park, LLP

   10          Farmers Capital Bank Corporation Employee Stock Purchase Plan

   23.1 Consent of Independent Registered Public Accounting Firm (Crowe Chizek and Company LLC)

   23.2        Consent of Independent  Registered  Public  Accounting Firm (KPMG
               LLP)

   23.3        Consent of Stoll, Keenon & Park, LLP (included in Exhibit 5)

   24 Power of Attorney is included with the signature page in Part II of this filing